The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement       SUBJECT TO COMPLETION        As Amended on
                                                                  March 11, 2008


Pricing Supplement dated March _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                         $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty-five (45) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 March 26, 2008

Issuance Date:                March 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

             Valuation Date:  June 25, 2008

              Maturity Date:  June 30, 2008

Six Month Notes:

             Valuation Date:  September 25, 2008

              Maturity Date:  September 30, 2008

Twelve Month Notes:

             Valuation Date:  March 26, 2009

              Maturity Date:  March 31, 2009

Reference Stock:

No.  Principal  Reference Stock                         Ticker    Coupon   Strike  Barrier  Term    Monitoring Method       CUSIP
---  ---------  ---------------                         ------    ------   ------  -------  ----    -----------------       -----
      Amount                                                       Rate    Price   Price
      ------                                                       ----    -----   -----
649    $[ ]     Advanced Micro Devices, Inc.              AMD     16.50%   $[ ]     60%   3 month   Close of Trading Day   78008E4Q7

650    $[ ]     American International Group, Inc.        AIG     12.95%   $[ ]     75%   3 month   Close of Trading Day   78008E4R5


651    $[ ]     AMR Corporation                           AMR     18.25%   $[ ]     60%   3 month   Close of Trading Day   78008E4S3


652    $[ ]     Baidu.com, Inc.                           BIDU    12.85%   $[ ]     60%   3 month   Close of Trading Day   78008E4T1

653    $[ ]     Blockbuster Inc.                          BBI     35.60%   $[ ]     75%   3 month   Close of Trading Day   78008E4U8


654    $[ ]     Freeport-McMoRan Copper & Gold, Inc.      FCX     18.25%   $[ ]     75%   3 month   Close of Trading Day   78008E4V6


655    $[ ]     General Motors Corporation                GM      10.30%   $[ ]     60%   3 month   Close of Trading Day   78008E4W4

656    $[ ]     J.C. Penney Company, Inc.                 JCP     15.05%   $[ ]     75%   3 month   Close of Trading Day   78008E4X2

657    $[ ]     JPMorgan Chase & Co.                      JPM     15.00%   $[ ]     80%   3 month   Close of Trading Day   78008E4Y0

658    $[ ]     MBIA Inc.                                 MBI     14.60%   $[ ]     60%   3 month   Close of Trading Day   78008E4Z7

659    $[ ]     Merrill Lynch & Co., Inc.                 MER     11.75%   $[ ]     70%   3 month   Close of Trading Day   78008E5A1

660    $[ ]     Millicom International Cellular S.A.      MICC    15.50%   $[ ]     70%   3 month   Close of Trading Day   78008E5B9

661    $[ ]     National City Corporation                 NCC     14.30%   $[ ]     70%   3 month   Close of Trading Day   78008E5C7

662    $[ ]     Neurogen Corporation                      NRGN    30.50%   $[ ]     75%   3 month   Close of Trading Day   78008E5D5

663    $[ ]     Research in Motion Limited                RIMM    16.00%   $[ ]     70%   3 month   Close of Trading Day   78008E5E3

664    $[ ]     Taser International, Inc.                 TASR     6.10%   $[ ]     60%   3 month   Close of Trading Day   78008E5F0

665    $[ ]     The Nasdaq OMX Group, Inc.                NDAQ    12.75%   $[ ]     75%   3 month   Close of Trading Day   78008E5G8

666    $[ ]     Wachovia Corporation                      WB      14.05%   $[ ]     70%   3 month   Close of Trading Day   78008E5H6

667    $[ ]     Washington Mutual, Inc.                   WM      20.75%   $[ ]     65%   3 month   Close of Trading Day   78008E5J2

668    $[ ]     Apple Inc.                                AAPL    15.60%   $[ ]     70%   6 month   Close of Trading Day   78008E5K9

669    $[ ]     Archer-Daniels-Midland Company            ADM     13.40%   $[ ]     80%   6 month   Close of Trading Day   78008E5L7

670    $[ ]     Bank of America Corporation               BAC     15.50%   $[ ]     80%   6 month   Close of Trading Day   78008E5M5

671    $[ ]     Federal National Mortgage Association     FNM     16.25%   $[ ]     55%   6 month   Close of Trading Day   78008E5N3

672    $[ ]     Freeport-McMoRan Copper & Gold, Inc.      FCX     16.00%   $[ ]     70%   6 month   Close of Trading Day   78008E5P8

673    $[ ]     General Motors Corporation                GM      17.05%   $[ ]     60%   6 month   Close of Trading Day   78008E5Q6

674    $[ ]     Goldcorp, Inc.                            GG      10.00%   $[ ]     70%   6 month   Close of Trading Day   78008E5R4

675    $[ ]     JPMorgan Chase & Co.                      JPM     13.25%   $[ ]     75%   6 month   Close of Trading Day   78008E5S2

676    $[ ]     MasterCard, Inc.                          MA      12.00%   $[ ]     70%   6 month   Close of Trading Day   78008E5T0

677    $[ ]     MGM MIRAGE                                MGM     10.50%   $[ ]     70%   6 month   Close of Trading Day   78008E5U7

678    $[ ]     Millicom International Cellular S.A.      MICC    18.00%   $[ ]     70%   6 month   Close of Trading Day   78008E5V5

679    $[ ]     Motorola, Inc.                            MOT     12.45%   $[ ]     70%   6 month   Close of Trading Day   78008E5W3

680    $[ ]     Target Corporation                        TGT     11.75%   $[ ]     75%   6 month   Close of Trading Day   78008E5X1

681    $[ ]     Valero Energy Corporation                 VLO     11.05%   $[ ]     75%   6 month   Close of Trading Day   78008E5Y9


682    $[ ]     Jacobs Engineering Group Inc.             JEC     14.25%   $[ ]     70%   6 month   Close of Trading Day   78008E6J1


683    $[ ]     National Oilwell Varco Inc.               NOV     13.15%   $[ ]     70%   6 month   Close of Trading Day   78008E6K8

684    $[ ]     China Petroleum and Chemical Corporation  SNP     12.00%   $[ ]     70%   6 month   Close of Trading Day   78008E6L6

685    $[ ]     Starbucks Corporation                     SBUX    12.00%   $[ ]     80%   6 month   Close of Trading Day   78008E5Z6

686    $[ ]     Yahoo! Inc.                               YHOO     9.40%   $[ ]     75%   6 month   Close of Trading Day   78008E6A0

687    $[ ]     Trinity Industries, Inc.                  TRN     12.45%   $[ ]     70%   6 month   Close of Trading Day   78008E6B8

688    $[ ]     American International Group, Inc.        AIG     11.85%   $[ ]     75%   12 month  Close of Trading Day   78008E6C6

689    $[ ]     General Motors Corporation                GM      16.30%   $[ ]     50%   12 month  Close of Trading Day   78008E6D4

690    $[ ]     Intel Corporation                         INTC     9.75%   $[ ]     70%   12 month  Close of Trading Day   78008E6E2

691    $[ ]     Las Vegas Sands Corp.                     LVS     14.25%   $[ ]     65%   12 month  Close of Trading Day   78008E6F9

692    $[ ]     NVIDIA Corporation                        NVDA    11.75%   $[ ]     50%   12 month  Close of Trading Day   78008E6G7

693    $[ ]     The Blackstone Group LP                   BX      18.05%   $[ ]     70%   12 month  Close of Trading Day   78008E6H5

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#                                   100%                          [ ]%                         [ ]%
                                          $[ ]                          $[ ]                         $[ ]


                         RBC Capital Markets Corporation
                                  March _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                 market price of the     market price of the
                                    Reference Stock        Reference Stock
                                 does not fall below       falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the      any day during the     Hypothetical
                                  Monitoring Period:      Monitoring Period:       Physical
                                                                                   Delivery        Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
       Hypothetical Final             Payment at              Payment at           Number of         Amount as
   Share Price as Percentage         Maturity as             Maturity as         Shares of the     Percentage of
             of                     Percentage of           Percentage of          Reference         Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (AMD): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): [ ]% of each stated interest payment (12.95% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (AMR): [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (BIDU): [ ]% of each stated interest payment (12.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BBI): [ ]% of each stated interest payment (35.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (35.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes


     o RevCon (FCX): [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (GM): [ ]% of each stated interest payment (10.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JCP): [ ]% of each stated interest payment (15.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MBI): [ ]% of each stated interest payment (14.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MER): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MICC): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NCC): [ ]% of each stated interest payment (14.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NRGN): [ ]% of each stated interest payment (30.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (30.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TASR): [ ]% of each stated interest payment (6.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (6.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NDAQ): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WB): [ ]% of each stated interest payment (14.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (20.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (15.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (ADM): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BAC): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (17.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GG): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MA): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MGM): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MICC): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOT): [ ]% of each stated interest payment (12.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TGT): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VLO): [ ]% of each stated interest payment (11.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (JEC): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (NOV): [ ]% of each stated interest payment (13.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SNP): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SBUX): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (YHOO): [ ]% of each stated interest payment (9.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TRN): [ ]% of each stated interest payment (12.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): [ ]% of each stated interest payment (11.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (16.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (INTC): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (NVDA): [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BX): [ ]% of each stated interest payment (18.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities around the world. The Company offers primarily x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook personal computers (PCs), professional workstations and servers; graphics, video and multimedia products for desktop and notebook computers, including home media PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phone and digital televisions and technology for game consoles.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's major product and service groupings are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. Through these operating segments, AIG provides insurance, financial and investment products and services to both businesses and individuals in more than 130 countries and jurisdictions. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century, which AIG did not previously own.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o AMR Corporation (AMR) operates primarily in the airline industry through its principal subsidiary, American Airlines, Inc. (American). American is a scheduled passenger airline. At December 31, 2007 American provided scheduled jet service to approximately 170 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. In addition, AMR Eagle Holding Corporation (AMR Eagle), a wholly owned subsidiary of AMR, owns two regional airlines:
          American Eagle Airlines, Inc. and Executive Airlines, Inc. (Executive)

          (collectively, the American Eagle carriers). American also contracts with two independently owned regional airlines, which do business as the American Connection (the American Connection carriers). The American Eagle carriers and the American Connection carriers provide connecting service from eight of American's high-traffic cities to smaller markets throughout the United States, Canada, Mexico and the Caribbean.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08400.

     o Baidu.com, Inc. (Baidu) is a Chinese-language Internet search provider. The Company conducts its operations principally through Baidu Online, its wholly owned subsidiary in Beijing, the People's Republic of China. In addition, it conducts part of its operations through Baidu Netcom, a limited liability company in Beijing, the People's Republic of China, which holds the licenses and approvals necessary to operate Baidu's Websites and provide online advertising services. Baidu offers a Chinese-language search platform, which consists of its Websites and certain online application software, as well as Baidu Union, which is its network of third-party Websites and software applications. It primarily provides Chinese language Internet search services to enable users to find information online, including Web pages, news, images and multimedia files, through links provided on its Websites. In April 2006, the Company established Baidu Times, a wholly owned subsidiary in Beijing.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51469.

     o Blockbuster Inc. (Blockbuster) is a global provider of in-home rental and retail movie and game entertainment, with over 9,000 stores in the United States, its territories and 24 other countries. Blockbuster operates in the home video and home video game industries, which include in-home movie (such as theatrical movie, television series and direct-to-video product) and game entertainment offered primarily by traditional (in-store) retail outlets, online retailers, and cable and satellite providers. It focuses on offering programs that are an alternative to the programs offered by mass merchant retailers and other online subscription service providers. In addition, the Company continued its BLOCKBUSTER Rewards program, expanded digital versatile disc (DVD) and game trading significantly in its United States locations, and offered in-store rental coupons to its BLOCKBUSTER Online subscribers. In August 2007, Blockbuster acquired Movielink, a movie download service provider.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15153.

     o Freeport-McMoran Copper & Gold Inc., through its majority-owned subsidiary, PT Freeport Indonesia, is engaged in copper, gold and silver mining and production operations. It owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. Its principal asset is the Grasberg minerals district. During the year ended December 31, 2006, PT Freeport Indonesia's share of proven and probable recoverable reserves totaled 38.8 billion pounds of copper and 41.1 million ounces of gold, all of which are located in Block A. In October 2007, it announced the sale of its international wire and cable business, operated in the name of Phelps Dodge International Corporation to General Cable Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. It operated 1,033 JCPenney department stores in 49 states and Puerto Rico as of February 3, 2007. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide the same mix of merchandise. It markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating. In April 2006, it announced a joint initiative with Sephora U.S.A., Inc. (Sephora), under which JCPenney has begun to sell beauty and fragrance products in its stores through Sephora inside JCPenney locations and through the Internet.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o MBIA Inc. (MBIA) is engaged in providing financial guarantee insurance, investment management services, and municipal and other services to public finance and structured finance clients on a global basis. The Company conducts its financial guarantee business through its wholly owned subsidiary, MBIA Insurance Corporation (MBIA Corp.) and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC (MBIA Asset Management). MBIA manages its activities primarily through two principal business operations: insurance and investment management services. In February 2007, MBIA Corp. formed a new subsidiary, MBIA Mexico, S.A. de C.V. (MBIA Mexico). During the year ended December 31, 2006, MBIA discontinued its municipal services operations. These operations included MBIA MuniServices Company (MuniServices). On December 5, 2006, the Company completed the sale of MBIA MuniServices Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09583.

     o Merrill Lynch & Co., Inc. together with its subsidiaries, provide investment, financing, insurance, and related services to individuals and institutions on a global basis through its broker, dealer, banking, and other financial services subsidiaries. The Company's operations are organized into two business segments: Global Markets and Investment Banking (GMI) and Global Wealth Management (GWM). GMI provides service global markets and origination products and services to corporate, institutional, and government clients around the world. GWM creates and distributes investment products and services for individuals, small- and mid-size businesses, and employee benefit plans. On September 21, 2007, the Company acquired First Republic Bank.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

     o Millicom International Cellular S.A. (Millicom) is a global mobile telecommunications operator. The Company has interests in 16 mobile operations in 16 countries, focusing on emerging markets in Central America, South America, Africa and Asia. The Company operates in four geographic regions of the world: Central America, South America, Africa and Asia. During the year ended December 31, 2006, the Company completed the acquisition of Millicom Tanzania Limited, Sentel GSM and Telecel Paraguay. On February 1, 2006, Millicom completed the purchase of the 30% ownership interest of its local partner in Millicom (Sierra Leone) Limited. In May 2006, Millicom completed the sale of its United States group of companies. On October 2, 2006, Millicom acquired a 50% plus 1 share controlling stake in Colombia Movil S.A. ESP. On October 18, 2006, Millicom sold Millicom Peru S.A. On February 13, 2007, Millicom completed the sale of its 88.86% shareholding in Paktel Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22828.

     o National City Corporation (National City) is a financial holding company. National City operates through a banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin. National City has organized its operations into five businesses: Retail Banking, Commercial Banking-Regional, Commercial Banking-National, Mortgage Banking and Asset Management. Operations are primarily conducted through more than 1,400 branch banking offices located within National City's nine-state footprint. In addition, National City operates over 410 retail mortgage offices throughout the United States. On September 1, 2007, the Company completed its acquisition of MAF Bancorp, Inc. (MAF), a banking company. On January 5, 2007, it completed the acquisition of Fidelity Bankshares, Inc. (Fidelity), a banking company operating 52 branches along Florida's southeast coast through its subsidiary Fidelity Federal Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10074.

     o Neurogen Corporation (Neurogen) is a drug discovery and development company focusing on small molecule drugs for the treatment of disorders, such as insomnia, obesity, pain, Parkinson's disease, restless legs syndrome (RLS) and depression/anxiety. Neurogen has generated a portfolio of new drug programs through its fully integrated drug discovery and development processes, focusing on the target families of G-protein coupled receptors (GPCRs) and ligand gated ion channels. Small molecule drugs typically are suitable for oral administration as a pill, while large molecule drugs typically are administered by injection. Neurogen conducts its research and development independently and under collaborations with pharmaceutical companies. As of December 31, 2005, the Company had a collaboration with Merck Sharp & Dohme Limited (Merck), a subsidiary of Merck & Co., Inc. In May 2007, the Company announced that data from previous Phase I and Phase IIa clinical studies for NG2-73 were presented.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18311.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for access to time-sensitive information, including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third-party developers and manufacturers to enhance their products and services with wireless connectivity to data. The Company's primary revenue stream is generated by the BlackBerry wireless solution. The BlackBerry wireless solution consists of wireless devices, software and services. It can provide users with a wireless extension of their work and personal email accounts, including Microsoft Outlook, IBM Lotus Notes, Novell GroupWise and many Internet service provider (ISP) email services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o TASER International, Inc. (TASER) develops and manufactures electronic control devices designed for use in law enforcement, corrections, private security and personal defense. The Company makes electronic control devices for two main types of target markets; the law enforcement, military, and corrections market, and the consumer market. For the law enforcement, military and corrections market, TASER manufactures two product lines: ADVANCED TASER M26 and TASER X26 with Shaped Pulse Technology. For the consumer market, the Company manufactures the ADVANCED TASER M18, ADVANCED TASER M18L and TASER X26c devices. All TASER devices are capable of firing various cartridges from the Company's cartridge product line. The cartridge is connected to the TASER device before firing. TASER sells its products directly to law enforcement agencies, military forces, police, corrections agencies and private citizens across the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16391.

     o NASDAQ OMX Group, Inc., formerly The Nasdaq Stock Market, Inc., is a holding company operating The NASDAQ Stock Market LLC as its wholly owned subsidiary. It commenced operations as a registered national securities exchange for Nasdaq-listed securities. , through its subsidiaries provides securities listing, trading, and information products and services. The Company's segments include Market Services segment and Issuer Services segment. The Market Services segment includes the transaction-based business and market information services business. The Issuer Services segment includes securities listings business, insurance business, shareholder, directors and newswire services and financial products business. During the year ended December 31, 2006, Nasdaq through its wholly owned subsidiary Nightingale Acquisition Limited acquired an investment in the London Stock Exchange Group plc. On September 26, 2007, the Company sold its remaining holdings in LSE's share capital to Borse Dubai.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651.

     o Wachovia Corporation (Wachovia) is a financial holding company and a bank holding company. It provides commercial and retail banking, and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. It also provides various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. The Company's retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states. In October 2007, Wachovia completed the acquisition of A.G. Edwards, Inc. In February 2007, the Company acquired a majority interest in European Credit Management Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10000.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Archer-Daniels-Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing, and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In December 2006, The Hain Celestial Group, Inc. acquired the assets of Haldane Foods Limited and its meat-free and non-dairy beverage business based in Newport Pagnell, the United Kingdom, from the Company. In January 2007, CSM nv acquired the activities of the Company. As of the fiscal year ended June 30, 2007 (fiscal 2007), the Company operated 23 domestic wheat flour mills, a domestic bulgur plant, two domestic corn flour mills, two domestic milo mills, and 20 foreign flour mills with a total daily milling capacity of approximately 26,700 metric tons (1.0 million bushels). It also operates six bakery mix plants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044.

     o Bank of America Corporation (Bank of America) is a bank holding company. Bank of America provides a range of banking and non-banking financial services and products through three business segments:
          Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management. In December 2006, the Company sold its retail and commercial business in Hong Kong and Macau (Asia Commercial Banking business) to China Construction Bank. In October 2006, BentleyForbes, a commercial real estate investment and operations company, acquired Bank of America Plaza in Atlanta from CSC Associates, a partnership of Cousins Properties Incorporated and the Company. In June 2007, the Company acquired the reverse mortgage business of Seattle Mortgage Company, an indirect subsidiary of Seattle Financial Group, Inc. In October 2007, ABN AMRO Holding N.V. completed the sale of its United States subsidiary, LaSalle Bank Corporation, to Bank of America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523.

     o Federal National Mortgage Association (Fannie Mae) is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company is organized in three business segments: Single-Family Credit Guaranty, Housing and Community Development, and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Goldcorp Inc. is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Its assets comprise Red Lake, Porcupine (51% interest) and Musselwhite (68% interest) gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the Amapari gold mine in Brazil, the La Coipa gold/silver mine (50% interest) in Chile, the San Martin gold mine in Honduras, the Peak gold mine in Australia, and the Wharf and Marigold

          (67% interest) gold mines in the United States. Its development projects include the Red Lake mine, the Los Filos gold project and Penasquito gold/silver projects in Mexico, the Eleonore gold project in Canada, the Pueblo Viejo gold project in the Dominican Republic, and the Cerro Blanco gold project in Guatemala. In April 2007, Goldcorp sold its Amapari mine in Brazil to Peak Gold Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.

     o MasterCard Incorporated (MasterCard) is a global payment solutions company that provides a variety of services in support of the credit, deposit access (debit), electronic cash and automated teller machine
          (ATM) payment card programs, travelers check programs and related payment programs of over 25,000 financial institutions that are its customers. Through its three-tiered business model as franchisor, processor and advisor, the Company develops and markets payment solutions, processes payment transactions, and provides consulting and information services to its customers and merchants. The Company manages a family of payment card brands, including MasterCard, MasterCard Electronic, Maestro and Cirrus, which it licenses to its customers. The Company conducts its business principally through MasterCard's principal operating subsidiary, MasterCard International Incorporated.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32877.

     o MGM MIRAGE is a gaming company. As of December 31, 2006, the Company's operations consisted of 23 wholly owned casino resorts and 50% investments in three other casino resorts. The Company owns and operates casino resorts in Las Vegas, Nevada, which includes Bellagio, MGM Grand Las Vegas, Mandalay Bay, The Mirage, Luxor, Treasure Island
          (TI), New York-New York, Excalibur, Monte Carlo, Circus Circus Las Vegas and Slots-A-Fun. The Company owns three resorts in Primm, Nevada, at the California/Nevada state line: Whiskey Pete's, Buffalo Bill's and the Primm Valley Resort (the Primm Valley Resorts), as well as two championship golf courses located near the resorts. Other Nevada operations include Circus Circus Reno, Colorado Belle and Edgewater in Laughlin, Gold Strike and Nevada Landing in Jean (the Jean Properties), and Railroad Pass in Henderson. MGM MIRAGE has a 50% investment in Silver Legacy in Reno, which is adjacent to Circus Circus Reno.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10362.

     o Motorola, Inc. (Motorola) is engaged in providing technologies, products and services for mobile phones. The Company's portfolio includes wireless handsets, wireless accessories, digital entertainment devices, wireless access systems, voice and data communications systems, and enterprise mobility products. The segments of the Company include Mobile Devices Segment (Mobile Devices), Home and Networks Mobility Segment (Home and Networks Mobility) and Enterprise Mobility Solutions Segment (Enterprise Mobility Solutions). In January 2007, the Company completed the acquisition of Symbol Technologies, Inc. (Symbol).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07221.

     o Target Corporation (Target) operates large-format general merchandise discount stores in the United States, which include Target and SuperTarget stores. As of February 3, 2007, the Company owned 1,260 stores, leased 71 stores, and operated 157 combined stores for a total of 1,488 locations. As of February 3, 2007, Target's total retail area was 192,064 square feet, with 160,806 square feet under Target general merchandise stores and 31,258 under SuperTarget stores. Target offers an assortment of general merchandise and a more limited assortment of food items in its stores. SuperTarget stores offer a line of food items along with general merchandise. The Company's credit card operation represents an integral component of its core retail business. It offers credit to qualified guests through its REDcard products, including the Target Visa and Target Card. The Company also operates Target.com, an online business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049.

     o Valero Energy Corporation owns and operates 18 refineries located in the United States, Canada and Aruba that produce refined products, such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). It also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals and other refined products. It markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada and Aruba. During the year ended December 31, 2006, it sold all of its ownership interest in Valero GP Holdings, LLC. In July 2007, the Company sold its Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o Jacobs Engineering Group Inc. (Jacobs) is a professional services firm in the United States. The Company's business focuses on providing a range of technical, professional and construction services to industrial, commercial, and governmental clients around the world. Jacobs provides four categories of services: Project Services (which include engineering, design, architectural, and similar services); Process, Scientific and Systems Consulting services (which includes services performed in connection with a variety of scientific testing, analysis and consulting activities); Construction services (which encompasses traditional field construction services, as well as modular construction activities, and includes direct-hire construction and construction management services), and Operations and Maintenance services (which includes services performed in connection with operating large, complex facilities on behalf of clients, as well as services involving process plant maintenance).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07463.

     o National Oilwell Varco, Inc. (NOV) is a worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment designs, manufactures, sells and services complete systems for the drilling, completion and servicing of oil and gas wells. The Petroleum Services & Supplies segment provides a variety of consumable goods and services used to drill, complete, remediate and workover oil and gas wells, service pipelines, flowlines and other oilfield tubular goods. The Distribution Services segment provides maintenance, repair and operating supplies, and spare parts. In March 2006, NOV acquired Soil Recovery A/S. In November 2006, it acquired Rolligon Ltd. In December 2006, it acquired 87% of NQL Energy Services Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12317. NOV

     o China Petroleum & Chemical Corporation (Sinopec Corp.) is an energy and chemical company, which through its subsidiaries, engages in integrated oil and gas, and chemical operations in the People's Republic of China. Oil and gas operations consist of exploring for, developing and producing crude oil and natural gas; transporting crude oil, natural gas and products by pipelines; refining crude oil into finished petroleum products, and marketing crude oil, natural gas and refined petroleum products. Chemical operations include the manufacture and marketing of a range of chemicals for industrial uses. Sinopec Corp.'s operating segments are exploration and production, refining, marketing and distribution, chemicals, and corporate and others. During the year ended December 31, 2006, it produced and processed approximately 40 and 146.3 million tons, respectively, of crude oil, distributed 112 million tons of refined oil products and sold approximately 29.56 million tons of chemical products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15138.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Yahoo! Inc. (Yahoo!), incorporated in 1995, is a global Internet brand.The Company's offerings to users fall into five categories:
          Front Doors; Search; Communications and Communities; Media, and Connected Life. The majority of its offerings are available in more than 20 languages. Yahoo! generates revenues by providing marketing services to advertisers across a majority of Yahoo! Properties and Affiliate sites. Additionally, although many of its user services are free, Yahoo! does charge for a range of premium services that it offers. During the year ended December 31, 2007, Yahoo! acquired BuzzTracker, a news site that automatically generates news pages for a multitude of topics, both broad and narrow. In July 2007, the Company purchased the remaining equity interests in Right Media Inc. On February 12, 2008, the Company completed the acquisition of Maven Networks Inc. (Maven), an online video platform provider.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28018.

     o Trinity Industries, Inc. (Trinity) is a multi-industry company that owns a range businesses, which provide products and services to the industrial, energy, transportation and construction sectors. Trinity has five business groups: Rail Group, Railcar Leasing and Management Services Group, Construction Products Group, Inland Barge Group and the Energy Equipment Group. The Company manufactures and sells railcars and railcar parts, inland barges, concrete and aggregates, highway products, beams and girders used in highway construction, tank containers, a range of steel parts, and structural wind towers. In addition, it leases railcars to its customers through a captive leasing business, Trinity Industries Leasing Company. In April 2007, its subsidiary, Transit Mix Concrete & Materials Company, acquired a combined group of East Texas asphalt, ready mix concrete and aggregates businesses operating under the name Armor Materials.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06903.

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology products, primarily integrated circuits, for industries, such as computing and communications. The Company's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, consumer electronics and handheld devices, and networking and communications products. Its primary component-level products include microprocessors, chipsets and flash memory. The Company offers products at various levels of integration, allowing its customers the capability to create advanced computing and communications systems and products. As of December 29, 2007, the Company's operating segments included the Digital Enterprise Group (DEG), Mobility Group, NAND Products Group, Flash Memory Group, Digital Home Group, Digital Health Group and Software Solutions Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217.

     o Las Vegas Sands Corp. (LVSC) owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. The Company is also in the process of developing additional integrated resorts and properties in

          Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, the Company was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373.

     o NVIDIA Corporation (NVIDIA) is engaged in the provision of programmable graphics processor technologies. The Company has four product-line operating segments: graphics processing units (GPUs), media and communications processors (MCPs), Handheld GPU Business, and Consumer Electronics Business. Its GPU Business is composed of products that support desktop personal computers (PCs), notebook PCs, professional workstations and other GPU-based products; Its MCP Business is composed of NVIDIA nForce products that operate as a single-chip or chipset that provide system functions; its Handheld GPU Business is composed of products that support handheld personal digital assistants (PDAs), cellular phones and other handheld devices, and its Consumer Electronics Business is concentrated in products that support video game consoles and other digital consumer electronics devices. In February 2008, NVIDIA completed the acquisition of AGEIA Technologies, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23985.

     o The Blackstone Group L.P. is a global alternative asset manager and provider of financial advisory services. It is an independent alternative asset manager with approximately $78.7 billion worth of assets under management as of March 1, 2007. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. It also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. The Company's business is organized into four business segments: Corporate Private Equity, Real Estate, Marketable Alternative Asset Management and Financial Advisory. In October 2007, the merger of Hilton Hotels Corporation with an affiliate of The Blackstone Group L.P.'s real estate and corporate private equity funds was completed.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33551.






                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the second, third and fourth calendar quarters of 2004, the four quarters of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through March 5, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                           Advanced Micro Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.6                    13.65                    15.9
     7/1/2004             9/30/2004                15.9                    10.76                    13
    10/1/2004            12/31/2004                24.95                   13.09                    22.02

     1/1/2005             3/31/2005                22.3                    14.63                    16.12
     4/1/2005             6/30/2005                18.34                   14.08                    17.34
     7/1/2005             9/30/2005                25.75                   17.22                    25.2
    10/1/2005            12/30/2005                31.84                   20.22                    30.6

     1/1/2006             3/31/2006                42.7                    30.88                    33.16
     4/1/2006             6/30/2006                35.75                   23.46                    24.42
     7/1/2006             9/29/2006                27.9                    16.9                     24.85
    10/1/2006            12/29/2006                25.69                   19.9                     20.35

     1/1/2007             3/31/2007                20.63                   12.96                    13.06
     4/1/2007             6/30/2007                15.95                   12.6                     14.3
     7/1/2007             9/30/2007                16.19                   11.27                    13.2
    10/1/2007            12/31/2007                14.73                    7.26                     7.5

     1/1/2008              3/5/2008                 8.08                    5.31                     6.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                77.36                   68.73                    71.28
     7/1/2004             9/30/2004                73                      66                       67.99
    10/1/2004            12/31/2004                68.9                    54.28                    65.67

     1/1/2005             3/31/2005                73.46                   54.18                    55.41
     4/1/2005             6/30/2005                58.94                   49.91                    58.1
     7/1/2005             9/30/2005                63.73                   58                       61.96
    10/1/2005            12/30/2005                69.4                    60.93                    68.23

     1/1/2006             3/31/2006                71.09                   64.67                    66.09
     4/1/2006             6/30/2006                66.71                   58.54                    59.05
     7/1/2006             9/29/2006                66.8                    57.52                    66.26
    10/1/2006            12/29/2006                72.97                   65.84                    71.66

     1/1/2007             3/31/2007                72.45                   65.38                    67.22
     4/1/2007             6/30/2007                72.97                   66.15                    70.03
     7/1/2007             9/30/2007                70.69                   60                       67.65
    10/1/2007            12/31/2007                70.13                   50.86                    58.3

     1/1/2008              3/5/2008                59.42                   44.10                    44.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AMR Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                14.5                    10.04                    12.11
     7/1/2004             9/30/2004                12.28                    6.76                     7.33
    10/1/2004            12/31/2004                11.1                     6.34                    10.95

     1/1/2005             3/31/2005                11.65                    7.83                    10.7
     4/1/2005             6/30/2005                14.95                    9.8                     12.11
     7/1/2005             9/30/2005                14.8                    10                       11.18
    10/1/2005            12/30/2005                23.53                   10.77                    22.23

     1/1/2006             3/31/2006                29.14                   18.24                    27.05
     4/1/2006             6/30/2006                29.32                   21.5                     25.42
     7/1/2006             9/29/2006                27.74                   18.78                    23.14
    10/1/2006            12/29/2006                34.4                    23.42                    30.23

     1/1/2007             3/31/2007                41                      29.68                    30.45
     4/1/2007             6/30/2007                34                      24.88                    26.35
     7/1/2007             9/30/2007                29.32                   20.28                    22.29
    10/1/2007            12/31/2007                26                      13.65                    14.03

     1/1/2008              3/5/2008                16.49                   10.95                    12.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Baidu.com Inc. (ADS)
                                    (05 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005               153.98                   27                       64.02
    10/1/2005            12/30/2005                89.7                    60.08                    62.92

     1/1/2006             3/31/2006                69.9                    44.44                    56.07
     4/1/2006             6/30/2006                94.03                   54.25                    82.53
     7/1/2006             9/29/2006                96.67                   67.92                    87.54
    10/1/2006            12/29/2006               128.68                   82.24                   112.69

     1/1/2007             3/31/2007               134.1                    93.44                    96.55
     4/1/2007             6/30/2007               172                      92.8                    167.98
     7/1/2007             9/30/2007               304.4                   161                      289.65
    10/1/2007            12/31/2007               429.19                  280.66                   389.8

     1/1/2008              3/5/2008               397.70                  223.16                   242.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Blockbuster Inc. (CI A)
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.58                   14.61                    15.18
     7/1/2004             9/30/2004                15.12                    7.24                     7.59
    10/1/2004            12/31/2004                10.49                    6.5                      9.54

     1/1/2005             3/31/2005                10.04                    8.35                     8.83
     4/1/2005             6/30/2005                10.65                    8.76                     9.12
     7/1/2005             9/30/2005                 9.21                    4.17                     4.75
    10/1/2005            12/30/2005                 5.74                    3.19                     3.75

     1/1/2006             3/31/2006                 4.29                    3.2                      3.97
     4/1/2006             6/30/2006                 5.13                    3.66                     4.98
     7/1/2006             9/29/2006                 5.11                    3.51                     3.84
    10/1/2006            12/29/2006                 5.59                    3.66                     5.29

     1/1/2007             3/31/2007                 7.3                     5.41                     6.44
     4/1/2007             6/30/2007                 6.67                    3.94                     4.31
     7/1/2007             9/30/2007                 5.71                    3.9594                   5.37
    10/1/2007            12/31/2007                 5.8                     2.99                     3.9

     1/1/2008              3/5/2008                 3.95                    2.66                     3.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Freeport-McMoRan Copper & Gold Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.5
    10/1/2004            12/31/2004                42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.9                    35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005            12/30/2005                56.35                   43.41                    53.8

     1/1/2006             3/31/2006                65                      47.11                    59.77
     4/1/2006             6/30/2006                72.2                    43.1                     55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006            12/29/2006                63.7                    47.6                     55.73

     1/1/2007             3/31/2007                67.19                   48.85                    66.19
     4/1/2007             6/30/2007                85.5                    65.62                    82.82
     7/1/2007             9/30/2007               110.6                    67.07                   104.89
    10/1/2007            12/31/2007               120.2                    85.71                   102.44

     1/1/2008              3/5/2008               107.37                   68.96                   104.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007            12/31/2007                43.2                    24.5                     24.89

     1/1/2008              3/5/2008                29.28                   21.34                    22.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              J.C. Penney Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                39.23                   31.1                     37.76
     7/1/2004             9/30/2004                41.5                    34.88                    35.28
    10/1/2004            12/31/2004                41.82                   34.03                    41.4

     1/1/2005             3/31/2005                53.44                   40.26                    51.92
     4/1/2005             6/30/2005                53.71                   43.8                     52.58
     7/1/2005             9/30/2005                57.99                   45.28                    47.42
    10/1/2005            12/30/2005                56.99                   44.16                    55.6

     1/1/2006             3/31/2006                63.14                   54.18                    60.41
     4/1/2006             6/30/2006                68.8                    57.43                    67.51
     7/1/2006             9/29/2006                69.49                   61.2                     68.39
    10/1/2006            12/29/2006                82.49                   67.6                     77.36

     1/1/2007             3/31/2007                87.18                   75.23                    82.16
     4/1/2007             6/30/2007                84.7                    69.1                     72.38
     7/1/2007             9/30/2007                76.99                   61.54                    63.37
    10/1/2007            12/31/2007                69.25                   39.98                    43.99

     1/1/2008              3/5/2008                51.42                   33.27                    48.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                42.57                   34.62                    38.77
     7/1/2004             9/30/2004                40.25                   35.496                   39.73
    10/1/2004            12/31/2004                40.45                   36.321                   39.01

     1/1/2005             3/31/2005                39.69                   34.32                    34.6
     4/1/2005             6/30/2005                36.5                    33.35                    35.32
     7/1/2005             9/30/2005                35.95                   33.31                    33.93
    10/1/2005            12/30/2005                40.56                   32.92                    39.69

     1/1/2006             3/31/2006                42.43                   37.88                    41.64
     4/1/2006             6/30/2006                46.8                    39.33                    42
     7/1/2006             9/29/2006                47.49                   40.4                     46.96
    10/1/2006            12/29/2006                49                      45.51                    48.3

     1/1/2007             3/31/2007                51.95                   45.91                    48.38
     4/1/2007             6/30/2007                53.25                   47.7                     48.45
     7/1/2007             9/30/2007                50.48                   42.16                    45.82
    10/1/2007            12/31/2007                48.02                   40.15                    43.65

     1/1/2008              3/5/2008                49.29                   37.66                    38.7414


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    MBIA Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                64.9                    54.3                     57.12
     7/1/2004             9/30/2004                59.14                   52.55                    58.21
    10/1/2004            12/31/2004                65.21                   53.43                    63.28

     1/1/2005             3/31/2005                63.33                   52.1                     52.28
     4/1/2005             6/30/2005                61.35                   49.07                    59.31
     7/1/2005             9/30/2005                63.23                   54.75                    60.62
    10/1/2005            12/30/2005                64                      54.15                    60.16

     1/1/2006             3/31/2006                63.63                   56.8601                  60.13
     4/1/2006             6/30/2006                60.87                   56                       58.55
     7/1/2006             9/29/2006                64.42                   56.3                     61.44
    10/1/2006            12/29/2006                73.49                   60.57                    73.06

     1/1/2007             3/31/2007                76.02                   63.19                    65.49
     4/1/2007             6/30/2007                72.38                   60.4                     62.22
     7/1/2007             9/30/2007                66.25                   48.95                    61.05
    10/1/2007            12/31/2007                68.98                   17.79                    18.63

     1/1/2008              3/5/2008                19.75                    6.75                    12.18


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                60.74                   51.35                    53.98
     7/1/2004             9/30/2004                54.32                   47.35                    49.72
    10/1/2004            12/31/2004                61.16                   50.01                    59.77

     1/1/2005             3/31/2005                61.99                   56.01                    56.6
     4/1/2005             6/30/2005                57.5                    52                       55.01
     7/1/2005             9/30/2005                61.67                   54.36                    61.35
    10/1/2005            12/30/2005                69.34                   58.64                    67.73

     1/1/2006             3/31/2006                79.32                   67.04                    78.76
     4/1/2006             6/30/2006                81.25                   64.58                    69.56
     7/1/2006             9/29/2006                79.4                    66.69                    78.22
    10/1/2006            12/29/2006                93.93                   77.9                     93.1

     1/1/2007             3/31/2007                98.68                   76.85                    81.67
     4/1/2007             6/30/2007                95                      81.18                    83.58
     7/1/2007             9/30/2007                89.23                   66.94                    71.28
    10/1/2007            12/31/2007                77.89                   50.5                     53.68

     1/1/2008              3/5/2008                59.6                    47.5                     49.3172


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Millicom International Cellular S.A.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                28.51                   20.13                    21.87
     7/1/2004             9/30/2004                22.14                   14.15                    18.2
    10/1/2004            12/31/2004                24.24                   17.27                    22.73

     1/1/2005             3/31/2005                23.49                   18.96                    20.27
     4/1/2005             6/30/2005                21                      15.6                     18.36
     7/1/2005             9/30/2005                21.86                   18.1                     18.42
    10/1/2005            12/30/2005                27.09                   17.85                    26.84

     1/1/2006             3/31/2006                48.04                   27.38                    47.08
     4/1/2006             6/30/2006                52.46                   39.33                    45.43
     7/1/2006             9/29/2006                43.71                   31.71                    40.92
    10/1/2006            12/29/2006                63.82                   40.85                    61.64

     1/1/2007             3/31/2007                82.04                   60.21                    78.36
     4/1/2007             6/30/2007                95.91                   79.16                    91.64
     7/1/2007             9/30/2007                99.81                   66                       83.9
    10/1/2007            12/31/2007               127.4                    82.38                   117.94

     1/1/2008              3/5/2008               120.21                   86.10                   109.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               National City Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                36.1                    32.6                     35.01
     7/1/2004             9/30/2004                39.35                   34.35                    38.62
    10/1/2004            12/31/2004                39.66                   36.07                    37.55

     1/1/2005             3/31/2005                37.75                   32.85                    33.5
     4/1/2005             6/30/2005                35.3                    32.08                    34.12
     7/1/2005             9/30/2005                37.85                   33.37                    33.44
    10/1/2005            12/30/2005                35.04                   29.75                    33.57

     1/1/2006             3/31/2006                36.25                   33.26                    34.9
     4/1/2006             6/30/2006                38.04                   34.38                    36.19
     7/1/2006             9/29/2006                37.42                   34.5                     36.6
    10/1/2006            12/29/2006                37.47                   35.29                    36.56

     1/1/2007             3/31/2007                38.94                   34.82                    37.25
     4/1/2007             6/30/2007                38.32                   33.08                    33.32
     7/1/2007             9/30/2007                34.3                    24.88                    25.09
    10/1/2007            12/31/2007                27.21                   15.76                    16.46

     1/1/2008              3/5/2008                18.14                   12.64                    15.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Neurogen Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                11.43                    6.9                      7.49
     7/1/2004             9/30/2004                 7.74                    6.05                     6.46
    10/1/2004            12/31/2004                10.1                     6.19                     9.36

     1/1/2005             3/31/2005                10.5                     6.81                     7.08
     4/1/2005             6/30/2005                 7.85                    5.71                     6.82
     7/1/2005             9/30/2005                 7.9                     5.65                     6.88
    10/1/2005            12/30/2005                 8.9                     5.93                     6.59

     1/1/2006             3/31/2006                 7.61                    5.91                     6.19
     4/1/2006             6/30/2006                 6.7                     4.56                     5.12
     7/1/2006             9/29/2006                 6.75                    4.34                     6.74
    10/1/2006            12/29/2006                 6.85                    5.03                     5.95

     1/1/2007             3/31/2007                 6.81                    5.72                     6.5
     4/1/2007             6/30/2007                 8.75                    6.35                     6.64
     7/1/2007             9/30/2007                 7                       4.04                     4.44
    10/1/2007            12/31/2007                 5                       2.77                     3.45

     1/1/2008              3/5/2008                 3.52                    1.41                     1.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research In Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                23.0867                 14.1683                  22.8167
     7/1/2004             9/30/2004                25.81                   17.4163                  25.4467
    10/1/2004            12/31/2004                34.52                   24.0567                  27.4733

     1/1/2005             3/31/2005                27.88                   20.0933                  25.4733
     4/1/2005             6/30/2005                28.1833                 20.6233                  24.5967
     7/1/2005             9/30/2005                27.4967                 22.3733                  22.7667
    10/1/2005            12/30/2005                23.15                   17                       22.0033

     1/1/2006             3/31/2006                30.1767                 20.95                    28.2933
     4/1/2006             6/30/2006                29.37                   20.3433                  23.2567
     7/1/2006             9/29/2006                34.8333                 20.7067                  34.2167
    10/1/2006            12/29/2006                47.5533                 32.9167                  42.5933

     1/1/2007             3/31/2007                49.0167                 39.9167                  45.4967
     4/1/2007             6/30/2007                66.86                   42.9333                  66.6633
     7/1/2007             9/30/2007               100.98                   61.54                    98.55
    10/1/2007            12/31/2007               137.01                   95.02                   113.4

     1/1/2008              3/5/2008               116.05                   80.20                   101.7299


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            TASER International Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                32.075                  11.88                    21.615
     7/1/2004             9/30/2004                23                      12.532                   18.775
    10/1/2004            12/31/2004                33.45                   17.95                    31.65

     1/1/2005             3/31/2005                32.49                   11.21                    12
     4/1/2005             6/30/2005                12.55                    7.33                    10.04
     7/1/2005             9/30/2005                10.62                    5.83                     6.17
    10/1/2005            12/30/2005                 8.61                    5.31                     6.9601

     1/1/2006             3/31/2006                11.31                    6.9499                  10.59
     4/1/2006             6/30/2006                11.38                    7.28                     7.91
     7/1/2006             9/29/2006                 8.83                    6.86                     7.66
    10/1/2006            12/29/2006                10.2                     7.39                     7.61

     1/1/2007             3/31/2007                 9.27                    7.44                     8.03
     4/1/2007             6/30/2007                14.25                    7.76                    13.96
     7/1/2007             9/30/2007                19.36                   11.75                    15.69
    10/1/2007            12/31/2007                19.1                    12.6058                  14.39

     1/1/2008              3/5/2008                14.74                    8.16                    11.2801


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           NASDAQ OMX Group Inc. (The)
                                    (03 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 8.8                     6.3                      6.3
     7/1/2004             9/30/2004                 7                       5.53                     6.9
    10/1/2004            12/31/2004                10.5                     6.4                     10.2

     1/1/2005             3/31/2005                11.86                    7.6                     10.7
     4/1/2005             6/30/2005                20                       9.81                    18.86
     7/1/2005             9/30/2005                25.75                   18.8                     25.35
    10/1/2005            12/30/2005                45.23                   25.33                    35.18

     1/1/2006             3/31/2006                46.75                   34.831                   40.04
     4/1/2006             6/30/2006                45                      23.91                    29.9
     7/1/2006             9/29/2006                32.49                   25.33                    30.24
    10/1/2006            12/29/2006                42.37                   28.9                     30.79

     1/1/2007             3/31/2007                37.45                   26.57                    29.41
     4/1/2007             6/30/2007                34.96                   29.05                    29.71
     7/1/2007             9/30/2007                39                      28.48                    37.68
    10/1/2007            12/31/2007                50.47                   37.65                    49.49

     1/1/2008              3/5/2008                49.90                   34.7501                  40.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Wachovia Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                47.78                   43.49                    44.5
     7/1/2004             9/30/2004                47.71                   43.05                    46.95
    10/1/2004            12/31/2004                55.01                   46.52                    52.6

     1/1/2005             3/31/2005                56.28                   49.59                    50.91
     4/1/2005             6/30/2005                53.08                   48.92                    49.6
     7/1/2005             9/30/2005                51.59                   46.97                    47.59
    10/1/2005            12/30/2005                55.25                   46.3                     52.86

     1/1/2006             3/31/2006                57.86                   50.8476                  56.05
     4/1/2006             6/30/2006                60.04                   51.27                    54.08
     7/1/2006             9/29/2006                56.85                   52.2                     55.8
    10/1/2006            12/29/2006                57.67                   53.09                    56.95

     1/1/2007             3/31/2007                58.8                    53.392                   55.05
     4/1/2007             6/30/2007                56.9                    50.84                    51.25
     7/1/2007             9/30/2007                53.1                    44.83                    50.15
    10/1/2007            12/27/2007                52.25                   36.69                    38.03

     1/1/2008              3/5/2008                40.22                   28.41                    28.7291


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                44.99                   36.8                     38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.5                    37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.7                     39.5
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.9                    39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.5

     1/1/2006             3/31/2006                45.6                    41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             9/30/2007                43.85                   31.27                    35.31
    10/1/2007            12/27/2007                36.47                   12.81                    13.61

     1/1/2008              3/5/2008                21.92                   10.73                    12.7962


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.61                   89.6                    122.04
     7/1/2007             9/30/2007               155                     111.62                   153.47
    10/1/2007            12/31/2007               202.96                  150.63                   198.08

     1/1/2008              3/5/2008               200.26                  115.44                   124.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Archer Daniels Midland Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.95                   15.82                    16.78
     7/1/2004             9/30/2004                17                      14.95                    16.98
    10/1/2004            12/31/2004                22.55                   16.72                    22.31

     1/1/2005             3/31/2005                25.37                   21.35                    24.58
     4/1/2005             6/30/2005                25.3                    17.5                     21.38
     7/1/2005             9/30/2005                24.75                   19.75                    24.66
    10/1/2005            12/30/2005                25.55                   23                       24.66

     1/1/2006             3/31/2006                35.5                    24.05                    33.65
     4/1/2006             6/30/2006                46.71                   34.6                     41.28
     7/1/2006             9/29/2006                45.05                   36.44                    37.88
    10/1/2006            12/29/2006                40                      31.2                     31.96

     1/1/2007             3/31/2007                37.84                   30.2                     36.7
     4/1/2007             6/30/2007                39.65                   32.05                    33.09
     7/1/2007             9/30/2007                37.02                   31.28                    33.08
    10/1/2007            12/31/2007                47.33                   32.43                    46.43

     1/1/2008              3/5/2008                47.18                   38.11                    46.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Bank of America Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                42.84                   38.505                   42.31
     7/1/2004             9/30/2004                44.99                   41.7                     43.33
    10/1/2004            12/31/2004                47.47                   42.94                    46.99

     1/1/2005             3/31/2005                47.2                    43.4                     44.1
     4/1/2005             6/30/2005                47.44                   43.47                    45.61
     7/1/2005             9/30/2005                46.05                   41.13                    42.1
    10/1/2005            12/30/2005                47.25                   41.38                    46.15

     1/1/2006             3/31/2006                47.24                   42.75                    45.54
     4/1/2006             6/30/2006                50.5                    45.26                    48.1
     7/1/2006             9/29/2006                54                      47.59                    53.57
    10/1/2006            12/29/2006                55.08                   51.32                    53.39

     1/1/2007             3/31/2007                54.21                   48.36                    51.02
     4/1/2007             6/30/2007                52.2                    48.55                    48.89
     7/1/2007             9/30/2007                52.78                   46.52                    50.27
    10/1/2007            12/31/2007                52.96                   40.61                    41.26

     1/1/2008              3/5/2008                45.08                   33.12                    37.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                75.47                   65.89                    71.36
     7/1/2004             9/30/2004                77.8                    63.05                    63.4
    10/1/2004            12/31/2004                73.81                   62.95                    71.21

     1/1/2005             3/31/2005                71.7                    53.72                    54.45
     4/1/2005             6/30/2005                61.66                   49.75                    58.4
     7/1/2005             9/30/2005                60.21                   41.34                    44.82
    10/1/2005            12/30/2005                50.8                    41.41                    48.81

     1/1/2006             3/31/2006                58.6                    48.41                    51.4
     4/1/2006             6/30/2006                54.53                   46.17                    48.1
     7/1/2006             9/29/2006                56.31                   46.3                     55.91
    10/1/2006            12/29/2006                62.37                   54.4                     59.39

     1/1/2007             3/31/2007                60.44                   51.88                    54.58
     4/1/2007             6/30/2007                69.94                   53.3                     65.33
     7/1/2007             9/30/2007                70.57                   56.19                    60.81
    10/1/2007            12/31/2007                68.6                    26.38                    39.98

     1/1/2008              3/5/2008                40.20                   23.84                    24.2738


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Goldcorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                15.05                   10.11                    11.67
     7/1/2004             9/30/2004                13.94                   10.93                    13.86
    10/1/2004            12/31/2004                15.79                   13.02                    15.04

     1/1/2005             3/31/2005                15.51                   12.85                    14.21
     4/1/2005             6/30/2005                16.1                    12.04                    15.78
     7/1/2005             9/30/2005                21.06                   15.01                    20.04
    10/1/2005            12/30/2005                22.78                   17.49                    22.28

     1/1/2006             3/31/2006                30.44                   22.28                    29.25
     4/1/2006             6/30/2006                41.66                   24.07                    30.22
     7/1/2006             9/29/2006                31.59                   21.63                    23.6
    10/1/2006            12/29/2006                31.47                   20.35                    28.44

     1/1/2007             3/31/2007                29.49                   23.01                    24.02
     4/1/2007             6/30/2007                26.93                   22.36                    23.69
     7/1/2007             9/30/2007                30.99                   21                       30.56
    10/1/2007            12/31/2007                38.11                   29.25                    33.93

     1/1/2008              3/5/2008                44.8694                 31.86                    44.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             MasterCard Inc. (CI A)
                                    (06 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                50.63                   39                       48
     7/1/2006             9/29/2006                70.45                   43.67                    70.35
    10/1/2006            12/29/2006               108.6                    68.28                    98.49

     1/1/2007             3/31/2007               118.07                   95.3                    106.24
     4/1/2007             6/30/2007               169.4                   105.93                   165.87
     7/1/2007             9/30/2007               174.6                   120                      147.97
    10/1/2007            12/31/2007               227.18                  143.15                   215.2

     1/1/2008              3/5/2008               222.25                  160.82                   191


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   MGM MIRAGE
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                24.89                   20.495                   23.47
     7/1/2004             9/30/2004                25.07                   19.805                   24.825
    10/1/2004            12/31/2004                36.75                   24.575                   36.37

     1/1/2005             3/31/2005                39.8                    34.5                     35.41
     4/1/2005             6/30/2005                42.98                   32.572                   39.58
     7/1/2005             9/30/2005                46.77                   39.3                     43.77
    10/1/2005            12/30/2005                44.89                   35.3                     36.67

     1/1/2006             3/31/2006                43.43                   35.26                    43.09
     4/1/2006             6/30/2006                46.15                   38.13                    40.8
     7/1/2006             9/29/2006                40.92                   34.2                     39.49
    10/1/2006            12/29/2006                59.52                   39.82                    57.35

     1/1/2007             3/31/2007                75.28                   56.4                     69.52
     4/1/2007             6/30/2007                87.38                   61.17                    82.48
     7/1/2007             9/30/2007                91.15                   63.24                    89.44
    10/1/2007            12/31/2007               100.5                    80.5                     84.02

     1/1/2008              3/5/2008                84.92                   58.87                    62.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Motorola Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                18.6972                 14.4816                  16.3343
     7/1/2004             9/30/2004                16.4597                 12.3783                  16.1464
    10/1/2004            12/31/2004                18.65                   14.6248                  17.2

     1/1/2005             3/31/2005                17.52                   14.69                    14.97
     4/1/2005             6/30/2005                19.25                   14.48                    18.26
     7/1/2005             9/30/2005                23.99                   18.05                    22.03
    10/1/2005            12/30/2005                24.99                   19.45                    22.59

     1/1/2006             3/31/2006                24.67                   20.22                    22.91
     4/1/2006             6/30/2006                24.24                   19.01                    20.15
     7/1/2006             9/29/2006                25.55                   18.66                    25
    10/1/2006            12/29/2006                26.3                    20.17                    20.56

     1/1/2007             3/31/2007                20.91                   17.45                    17.67
     4/1/2007             6/30/2007                19.18                   17.32                    17.7
     7/1/2007             9/30/2007                18.88                   15.61                    18.53
    10/1/2007            12/31/2007                19.68                   14.87                    16.04

     1/1/2008              3/5/2008                16.20                    9.43                    10.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Target Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                47.4                    41.18                    42.47
     7/1/2004             9/30/2004                46.9                    40.03                    45.25
    10/1/2004            12/31/2004                54.14                   45.3                     51.93

     1/1/2005             3/31/2005                53.26                   47.75                    50.02
     4/1/2005             6/30/2005                56.24                   45.55                    54.41
     7/1/2005             9/30/2005                60                      49.89                    51.93
    10/1/2005            12/30/2005                59.29                   50.77                    54.97

     1/1/2006             3/31/2006                55.89                   51.9                     52.01
     4/1/2006             6/30/2006                55.13                   47.26                    48.87
     7/1/2006             9/29/2006                56.67                   44.7                     55.25
    10/1/2006            12/29/2006                60.34                   54.6                     57.05

     1/1/2007             3/31/2007                64.74                   56.61                    59.26
     4/1/2007             6/30/2007                65.07                   56.8                     63.6
     7/1/2007             9/30/2007                70.75                   56.06                    63.57
    10/1/2007            12/31/2007                68.5                    48.85                    50

     1/1/2008              3/5/2008                57.32                   47.01                    52.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Valero Energy Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                18.725                  13.9725                  18.44
     7/1/2004             9/30/2004                20.2975                 15.895                   20.0525
    10/1/2004            12/31/2004                23.91                   19.415                   22.7

     1/1/2005             3/31/2005                38.575                  21.005                   36.635
     4/1/2005             6/30/2005                41.125                  28.9                     39.555
     7/1/2005             9/30/2005                58.625                  39.375                   56.53
    10/1/2005            12/30/2005                58.145                  45.855                   51.6

     1/1/2006             3/31/2006                63.7                    47.99                    59.78
     4/1/2006             6/30/2006                70.75                   55.19                    66.52
     7/1/2006             9/29/2006                68.83                   46.84                    51.47
    10/1/2006            12/29/2006                57.09                   47.52                    51.16

     1/1/2007             3/31/2007                66.02                   47.66                    64.49
     4/1/2007             6/30/2007                77.89                   63.53                    73.86
     7/1/2007             9/30/2007                78.68                   60                       67.18
    10/1/2007            12/31/2007                75.75                   60.8                     70.03

     1/1/2008              3/5/2008                71.12                   47.80                    56.2309


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Jacobs Engineering Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                23.58                   19.25                    19.69
     7/1/2004             9/30/2004                20.175                  18.43                    19.145
    10/1/2004            12/31/2004                24.09                   18.74                    23.895

     1/1/2005             3/31/2005                28.4                    22.325                   25.96
     4/1/2005             6/30/2005                28.625                  23.755                   28.13
     7/1/2005             9/30/2005                34.05                   27.5                     33.7
    10/1/2005            12/30/2005                34.705                  29.35                    33.935

     1/1/2006             3/31/2006                44.875                  33.9                     43.37
     4/1/2006             6/30/2006                46.635                  34.28                    39.82
     7/1/2006             9/29/2006                44.15                   34.65                    37.365
    10/1/2006            12/29/2006                42.93                   36.025                   40.77

     1/1/2007             3/31/2007                47.83                   38.25                    46.65
     4/1/2007             6/30/2007                60                      46.5                     57.51
     7/1/2007             9/30/2007                78.29                   55.66                    75.58
    10/1/2007            12/31/2007                99.62                   74.18                    95.61

     1/1/2008              3/5/2008               103.29                   67.25                    79.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           National Oilwell Varco Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                15.87                   12.71                    15.745
     7/1/2004             9/30/2004                17.24                   13.97                    16.43
    10/1/2004            12/31/2004                18.69                   15.77                    17.645

     1/1/2005             3/31/2005                25.25                   16.54                    23.35
     4/1/2005             6/30/2005                24.615                  19.635                   23.77
     7/1/2005             9/30/2005                34.165                  23.105                   32.9
    10/1/2005            12/30/2005                33.7                    26.575                   31.35

     1/1/2006             3/31/2006                38.8                    27.89                    32.06
     4/1/2006             6/30/2006                36.495                  28.16                    31.66
     7/1/2006             9/29/2006                34.325                  27.435                   29.275
    10/1/2006            12/29/2006                34.3                    25.81                    30.59

     1/1/2007             3/31/2007                39.64                   26.875                   38.895
     4/1/2007             6/30/2007                54.785                  38.275                   52.12
     7/1/2007             9/30/2007                75.045                  48.905                   72.25
    10/1/2007            12/31/2007                82                      61.05                    73.46

     1/1/2008              3/5/2008                77.84                   52.51                    64.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     China Petroleum & Chemical Corp. (ADS)
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                40.28                   31.3                     36.95
     7/1/2004             9/30/2004                41.19                   35.15                    41.05
    10/1/2004            12/31/2004                42.8                    37.62                    40.99

     1/1/2005             3/31/2005                45.84                   37.9                     40.77
     4/1/2005             6/30/2005                41.64                   35.25                    39.02
     7/1/2005             9/30/2005                48.1                    38.25                    45.26
    10/1/2005            12/30/2005                51.05                   39.351                   49.6

     1/1/2006             3/31/2006                64.54                   49.53                    58.36
     4/1/2006             6/30/2006                71.96                   47.16                    57.24
     7/1/2006             9/29/2006                63.65                   53.14                    61.92
    10/1/2006            12/29/2006                92.97                   59.35                    92.64

     1/1/2007             3/31/2007                95.5                    71.94                    84.48
     4/1/2007             6/30/2007               117.96                   85.07                   111.64
     7/1/2007             9/30/2007               126.49                   85.17                   123.11
    10/1/2007            12/31/2007               178.91                  116.4                    148.2

     1/1/2008              3/5/2008               149.70                  101.02                   105.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                22.2                    18.37                    21.745
     7/1/2004             9/30/2004                24.2                    21.025                   22.73
    10/1/2004            12/31/2004                32.13                   22.645                   31.18

     1/1/2005             3/31/2005                31.67                   24.57                    25.83
     4/1/2005             6/30/2005                28.45                   22.29                    25.83
     7/1/2005             9/30/2005                27.195                  23.005                   25.05
    10/1/2005            12/30/2005                32.46                   24.86                    30.01

     1/1/2006             3/31/2006                38.11                   29.9                     37.63
     4/1/2006             6/30/2006                39.88                   34.6                     37.76
     7/1/2006             9/29/2006                38.33                   28.72                    34.05
    10/1/2006            12/29/2006                40.01                   33.61                    35.42

     1/1/2007             3/31/2007                36.61                   28.86                    31.36
     4/1/2007             6/30/2007                32.3                    25.22                    26.24
     7/1/2007             9/30/2007                28.6                    25.63                    26.2
    10/1/2007            12/31/2007                26.92                   19.89                    20.47


     1/1/2008              3/4/2008                21.01                   17.631                   17.90



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Yahoo! Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                36.51                   23.945                   36.4
     7/1/2004             9/30/2004                35.34                   25.52                    33.91
    10/1/2004            12/31/2004                39.79                   33.6                     37.68

     1/1/2005             3/31/2005                38.9                    30.3                     33.9
     4/1/2005             6/30/2005                38.95                   32.29                    34.65
     7/1/2005             9/30/2005                38.02                   31.6                     33.84
    10/1/2005            12/30/2005                43.45                   32.77                    39.18

     1/1/2006             3/31/2006                43.66                   29.75                    32.26
     4/1/2006             6/30/2006                34.09                   28.6                     33
     7/1/2006             9/29/2006                33.74                   24.6                     25.28
    10/1/2006            12/29/2006                28.56                   22.65                    25.54

     1/1/2007             3/31/2007                32.84                   25.26                    31.29
     4/1/2007             6/30/2007                33.61                   26.61                    27.13
     7/1/2007             9/30/2007                27.8                    22.27                    26.8425
    10/1/2007            12/31/2007                34.08                   22.8                     23.26


     1/1/2008              3/4/2008                30.25                   18.58                    28.06



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Trinity Industries Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                22.46                   17.82                    21.1933
     7/1/2004             9/30/2004                21.74                   16.8133                  20.78
    10/1/2004            12/31/2004                24.14                   19.2667                  22.72

     1/1/2005             3/31/2005                22.7333                 18                       18.78
     4/1/2005             6/30/2005                22.6                    15.28                    21.3533
     7/1/2005             9/30/2005                27.8333                 20.7333                  26.9933
    10/1/2005            12/30/2005                30.0733                 22.9733                  29.38

     1/1/2006             3/31/2006                38                      28.5                     36.26
     4/1/2006             6/30/2006                47.7                    30.4301                  40.4
     7/1/2006             9/29/2006                40.16                   30.67                    32.17
    10/1/2006            12/29/2006                39.73                   30.92                    35.2

     1/1/2007             3/31/2007                46                      34.1                     41.92
     4/1/2007             6/30/2007                49.7                    39.05                    43.54
     7/1/2007             9/30/2007                47.46                   31.5                     37.54
    10/1/2007            12/31/2007                40.23                   24.28                    27.76


     1/1/2008              3/4/2008                32.30                   21.9101                  28.20



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Intel Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.01                   25.61                    27.6
     7/1/2004             9/30/2004                27.48                   19.64                    20.06
    10/1/2004            12/31/2004                24.99                   20.22                    23.39

     1/1/2005             3/31/2005                25.47                   21.89                    23.23
     4/1/2005             6/30/2005                28                      21.94                    26.02
     7/1/2005             9/30/2005                28.84                   23.8                     24.65
    10/1/2005            12/30/2005                27.4901                 22.53                    24.96

     1/1/2006             3/31/2006                26.63                   19.31                    19.46
     4/1/2006             6/30/2006                20.27                   16.75                    19
     7/1/2006             9/29/2006                20.95                   16.84                    20.57
    10/1/2006            12/29/2006                22.5                    20.03                    20.25

     1/1/2007             3/31/2007                22.3                    18.75                    19.13
     4/1/2007             6/30/2007                24.45                   19.03                    23.7399
     7/1/2007             9/30/2007                26.52                   22.09                    25.86
    10/1/2007            12/31/2007                27.99                   24.32                    26.66


     1/1/2008              3/4/2008                26.34                   18.05                    20



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                    (05 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                53.98                   29                       48

     1/1/2005             3/31/2005                51.4                    41.41                    45
     4/1/2005             6/30/2005                45.34                   33.1                     35.75
     7/1/2005             9/30/2005                40.73                   30.87                    32.91
    10/1/2005            12/30/2005                46.44                   29.08                    39.47

     1/1/2006             3/31/2006                58.03                   38.44                    56.66
     4/1/2006             6/30/2006                78.9                    54.68                    77.86
     7/1/2006             9/29/2006                77.86                   57.6801                  68.35
    10/1/2006            12/29/2006                97.25                   66.06                    89.48

     1/1/2007             3/31/2007               109.45                   81                       86.61
     4/1/2007             6/30/2007                91.93                   71.24                    76.39
     7/1/2007             9/30/2007               142.75                   75.56                   133.42
    10/1/2007            12/31/2007               148.76                  102.5                    103.05


     1/1/2007              3/4/2008               105.38                   70.70                    79.58



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NVIDIA Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                9.1167                   6.4267                   6.8233
     7/1/2004             9/30/2004                6.91                     3.1                      4.84
    10/1/2004            12/31/2004                8.32                     4.36                     7.8533

     1/1/2005             3/31/2005                9.8667                   6.82                     7.92
     4/1/2005             6/30/2005                9.7967                   6.9733                   8.9067
     7/1/2005             9/30/2005               11.53                     8.4733                  11.4267
    10/1/2005            12/30/2005               12.8333                  10.17                    12.1867

     1/1/2006             3/31/2006               19.41                    12.2167                  19.0867
     4/1/2006             6/30/2006               21.2533                  12.7467                  14.1933
     7/1/2006             9/29/2006               20.8333                  11.4467                  19.7267
    10/1/2006            12/29/2006               25.9733                  18.4467                  24.6733

     1/1/2007             3/31/2007               25.0133                  18.6933                  19.1867
     4/1/2007             6/30/2007               29.2467                  18.8533                  27.54
     7/1/2007             9/30/2007               37.2                     27                       36.24
    10/1/2007            12/31/2007               39.67                    29.11                    34.02


     1/1/2007              3/4/2008               34.25                    20.11                    20.93



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Blackstone Group L.P.
                                    (07 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006                 N/A                     N/A                      N/A

     1/1/2007             3/31/2007                 N/A                     N/A                      N/A
     4/1/2007             6/30/2007                38                      28.75                    29.27
     7/1/2007             9/30/2007                31.99                   21.3                     25.08
    10/1/2007            12/31/2007                29.75                   20.4                     22.13


     1/1/2007              3/4/2008                22.59                   15.25                    15.79



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about March 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  March , 2008